UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 5, 2022

MURPHY USA INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35914	46-2279221
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street
El Dorado, Arkansas		71730-5836

(870) 875-7600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	MUSA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 5, 2022, Murphy USA Inc. held its annual annual meeting of stockholders. The Class III directors proposed by management were elected with a tabulation of votes to the nearest share as shown below.

	For	Against	Abstain	Broker Non-Votes
R. Madison Murphy	19,763,436	26,768	643,200	2,026,313
R. Andrew Clyde	20,280,728	29,204	123,472	2,026,313
David B. Miller	19,669,805	235,989	527,610	2,026,313
Rosemary L. Turner	20,277,117	122,242	34,045	2,026,313

Regarding an advisory, non-binding vote on executive compensation, stockholders approved the compensation of the Company's named executive officers with 19,563,279 shares voted in favor, 828,169 shares voted against, 41,956 votes abstained and 2,026,313 broker non-votes.

Shareholders voted for the frequency of stockholder approval of executive compensation via an advisory, non-binding vote with 19,588,719 shares voted for 1 year, 12,644 shares voted for 2 years, 804,202 shares voted for 3 years, 27,839 shares abstained and 2,026,313 broker non-votes. Consistent with the results of the advisory shareholder vote, the Company will include a shareholder vote on the compensation of executives in its proxy materials on an annual basis.

Additionally, the earlier appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company's independent registered public accounting firm for the 2022 fiscal year was approved by stockholders with 22,337,862 shares voted in favor, 101,323 shares voted against and 20,532 shares abstained.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY USA INC.

Date:	May 6, 2022	By: /s/ Donald R. Smith, Jr.
Donald R. Smith, Jr.
Vice President and Controller